Exhibit 5.1

WongPartnership LLP 12 Marina Boulevard Level 28 Marina Bay Financial Centre Tower 3 Singapore 018982 T +65 6416 8000 wongpartnership.com ASEAN | CHINA | MIDDLE EAST

Date: 23 September 2020	FROM
GSO/KY/LJV/GOSY/ONKC/20202226
The Board of Directors
Wave Life Sciences Ltd.	f:+65 6532 5711
c/o 733 Concord Avenue	Not for service of court documents
Not for urgent correspondence
Cambridge, MA 02138
United States of America	d:+65 6416 6465
e:jenvern.loh@wongpartnership.com

Dear Sirs

WAVE LIFE SCIENCES LTD. (THE “COMPANY”) – PROSPECTUS SUPPLEMENT FILED BY THE COMPANY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 424(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), IN RESPECT OF THE ISSUANCE AND SALE OF UP TO 9,583,334 ORDINARY SHARES, NO PAR VALUE (THE “OFFERING SHARES”), IN THE ISSUED AND PAID-UP CAPITAL OF THE COMPANY (THE “OFFERING”)

A.	Introduction

1.

We have acted as legal advisers to the Company, a company incorporated under the laws of Singapore, as to Singapore law in connection with the Offering. The Offering Shares are to be offered and sold by the Company pursuant to a prospectus supplement (the “Prospectus Supplement”) filed by the Company with the Commission on or about the date hereof that forms a part of the Company’s registration statement on Form S-3 (File No. 333-231382) that was initially filed with the Commission on 10 May 2019, which was amended by post-effective amendments filed with the Commission on 2 March 2020 (the “Registration Statement”). The second post-effective amendment filed on 2 March 2020 was declared effective on 1 May 2020.

2.

We do not express nor imply any opinion with respect to the effect of any law other than the laws of Singapore as of the date of this opinion, and have made no investigation of any other laws which may be relevant to the documents submitted to us or opinions given by us, nor do we express or imply any opinion on matters relating to tax. This opinion is to be governed by and construed in accordance with the laws of Singapore as applied by the courts of Singapore as of the date of this opinion. We are not obliged to update this opinion to reflect, or notify any addressee of this opinion or any other person of, any legal or legislative developments, or other changes to law or fact, arising after the date of this opinion. We have taken instructions solely from the Company.

3.

In respect of the Underwriting Agreement (as defined below), the Registration Statement and the Prospectus Supplement, we have assumed due compliance with all matters concerning the laws of the United States of America and all other relevant jurisdictions (other than in Singapore in respect of the matters set out in paragraph 7 of this opinion).

WongPartnership LLP (UEN: T08LL0003B) is a limited liability law partnership registered in Singapore under the Limited Liability Partnerships Act (Chapter 163A).

WONGPARTNERSHIP LLP

GSO/KY/LJV/GOSY/ONKC/20202226

23 September 2020

Page: 2

B.	Documents

4.	In rendering the opinions set out below, we have examined:

4.1.

an electronic copy (in Adobe Acrobat form) of the proposed form of the underwriting agreement to be entered into between the Company and Jefferies LLC, SVB Leerink LLC and Mizuho Securities USA LLC, as representatives of the several underwriters named therein (the “Underwriting Agreement”);

4.2.	an electronic copy (in Adobe Acrobat form) of the Registration Statement and the Prospectus Supplement;

4.3.

an electronic copy (in Adobe Acrobat form) of the certificate confirming incorporation of the Company dated 24 July 2012 issued by the Accounting and Corporate Regulatory Authority of Singapore (“ACRA”);

4.4.

an electronic copy (in Adobe Acrobat form) of the certificate confirming incorporation upon conversion of the Company dated 6 November 2015 issued by ACRA confirming the Company’s conversion to a public company;

4.5.	an electronic copy (in Adobe Acrobat form) of the constitution of the Company, as amended on 9 November 2015 (the “Constitutive Documents”);

4.6.	an electronic copy (in Adobe Acrobat form) of the minutes dated 20 August 2020 of the annual general meeting of the Company held on 12 August 2020 (the “Shareholders’ Resolutions”);

4.7.

an electronic copy (in Adobe Acrobat form) of the resolutions in writing of the Board of Directors of the Company (the “Board”) dated 9 May 2019 and 28 February 2020, and the certificate of general counsel dated 20 September 2020 certifying the resolutions adopted by the Board on 16 September 2020 (the “Board Resolutions”);

4.8.

an electronic copy (in Adobe Acrobat form) of the minutes dated 22 September 2020 of a meeting of the pricing committee of the Board (established by the Board in connection with the Offering) held on 22 September 2020 (the “Pricing Committee Resolutions” and, together with the Shareholders’ Resolutions and the Board Resolutions, the “Resolutions”); and

4.9.	such other documents as we may have considered necessary or desirable to examine in order that we may render this opinion.

5.

This opinion is being rendered to you in connection with the filing of the Prospectus Supplement. Except as expressly provided in paragraph 7 of this opinion, we express no opinion whatsoever with respect to any document described in paragraph 4 of this opinion.

C.	Assumptions

6.	We have assumed (without enquiry and with your consent):

6.1.

that each of the parties to the Underwriting Agreement (other than the Company) has been duly incorporated, established or constituted, and is validly existing under the laws of its jurisdiction of incorporation, establishment or constitution, as the case may be;

6.2.

all signatures (including without limitation marks or text purporting to be signatures) (whether electronic or otherwise) on all documents submitted or made available to us (a) are genuine and authentic, (b) have not been altered or tampered with in any way, and (c) are in compliance with the constitutive documents of the parties (if a company) and where applicable, the Electronic Transactions Act, Chapter 88 of Singapore, and that each such signature is that of a person duly authorised to affix the same and execute the relevant documents in the manner

WONGPARTNERSHIP LLP

GSO/KY/LJV/GOSY/ONKC/20202226

23 September 2020

Page: 3

it was executed, and, where a document was signed by electronic signature or purported to be signed in that manner, was affixed at the direction of (or provided by) such person, the authenticity of all documents submitted or made available to us as originals, and the completeness and the conformity to original documents of all copies submitted or made available to us;

6.3.

that each of the documents submitted or made available to us for examination is true, complete and up-to-date and has not been revoked, repudiated, terminated or amended or superseded, and all representations, warranties, assumptions and factual statements contained in all documents listed in paragraph 4 are true and accurate;

6.4.	that the Resolutions were:

(a)

duly passed at properly convened meetings of duly appointed directors or the shareholders of the Company, or a duly constituted committee of the Board, or as the case may be, duly passed in the form of circulating resolutions in writing, in accordance with the provisions of the Constitutive Documents; and

(b)	duly passed in accordance with the provisions of the Companies Act, Chapter 50 of Singapore (the “Companies Act”), where applicable;

6.5.

that the approvals conferred by the copies of the Resolutions submitted to us have not been revoked, rescinded, superseded or amended and are in full force and effect, and that no other resolution or other action has been passed or taken which could affect the validity of any or all of the Resolutions;

6.6.	that the directors of the Company:

(a)	have been duly appointed in accordance with the provisions of the Companies Act and the constitution of the Company in force at that time;

(b)

have acted and will act in good faith and in the best interests of the Company in approving the preparation, execution and filing of the Registration Statement and the Prospectus Supplement with the Commission, the entry into the transactions contemplated in the Prospectus Supplement, and the execution of, and the entry into, the Underwriting Agreement, and without intention to defraud any of the creditors of the Company; and

(c)

have each disclosed and will disclose any interest which he may have in the transactions contemplated in the Registration Statement, the Prospectus Supplement and the Underwriting Agreement in accordance with the provisions of the Companies Act and the Constitutive Documents and none of the directors of the Company has or will have any interest in such transactions except to the extent permitted by the Companies Act and the Constitutive Documents;

6.7.	that all relevant documents have been provided to us by the officers of the Company for inspection for the purposes of this opinion;

6.8.

that the Offering Shares to be issued in connection with the Offering will be duly registered in the names of the persons who subscribe for or purchase the Offering Shares in the Register of Members of the Company, or in the name of Cede & Co., a partnership organised pursuant to the laws of the State of New York, in the United States of America, as nominee of the Depository Trust Company, as the case may be, and that the certificates for the Offering Shares will be duly issued and delivered;

WONGPARTNERSHIP LLP

GSO/KY/LJV/GOSY/ONKC/20202226

23 September 2020

Page: 4

6.9.	that:

(a)

the results of the electronic instant information search made by us on 23 September 2020 at 3:03 p.m. (Singapore time) of the public records of the Company maintained by ACRA at https://www.acra.gov.sg (the “ACRA Search”) at ACRA; and

(b)

the results of the electronic searches made by us on 23 September 2020 at 2:55 p.m. (Singapore time) for the period of 1 January 2017 to 23 September 2020 (as at 2:55 p.m.) (both dates inclusive) of: (i) the Company, obtained from the search modules Insolvency (including Judicial Management) (Supreme Court) and Appeals Cases (Supreme Court), Appeals Cases (State Courts), Civil Cases (State Courts), Enforcement (Supreme Court) and Enforcement (State Courts), and (ii) the directors of the Company, obtained from the search module Bankruptcy (Supreme Court), of the Cause Book Search function of the eLitigation system at https://www.elitigation.sg (the “Court Searches”); and

(c)

the results of the corporate insolvency search made by us on 23 September 2020 at 2:24 p.m. (Singapore time) on the Company with the Insolvency Office of the Ministry of Law in the Republic of Singapore (the “Corporate Insolvency Search”),

are true, complete and accurate, and remain correct up to the date of this opinion and that;

(d)	such information has not since the relevant time on which the ACRA Search, Court Searches or Corporate Insolvency Search, as the case may be, were conducted, been altered; and

(e)

the ACRA Search, Court Searches and Corporate Insolvency Search, as the case may be, did not fail to disclose any information which has been lodged, registered or filed but did not appear on the public records available for such electronic searches at the time of such searches, and all matters which ought to have been lodged, registered, or filed with ACRA, the relevant court or the Insolvency Office of the Ministry of Law in the Republic of Singapore, as the case may be, have been duly lodged, registered or filed;

6.10.	that no law (including, without limitation, any public policy) of any jurisdiction outside Singapore is relevant to or affects the opinions expressed or conclusions stated in this opinion;

6.11.	that prior to the issue of the Offering Shares, the Company will validly enter into an underwriting agreement, substantially in the same form of the Underwriting Agreement;

6.12.

that the executed underwriting agreement referred to in paragraph 6.11 above constitutes legal, valid, binding and enforceable obligations of the parties thereto for all purposes under the laws of all relevant jurisdictions;

6.13.	that there are no agreements, documents, arrangements or transactions to which the Company is a party that may in any way prohibit or restrict the issue of the Offering Shares;

6.14.	the Constitutive Documents will not be amended in a manner that would have the effect of rendering any of our opinions in paragraph 7 inaccurate;

6.15.

that no foreign law is relevant to or affects the opinions expressed, or conclusions stated in this opinion, and none of the opinions expressed herein will be affected by the laws (including, without limitation, the public policy) of any jurisdiction outside Singapore, and insofar as the laws of any jurisdiction outside Singapore may be relevant, such laws have been or will be complied with; and

6.16.

that none of the Registration Statement, the Prospectus Supplement and the Underwriting Agreement nor any of the transactions contemplated respectively thereunder constitutes or will constitute a sham.

WONGPARTNERSHIP LLP

GSO/KY/LJV/GOSY/ONKC/20202226

23 September 2020

Page: 5

D.	Opinion

7.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein and having regard to such legal considerations as we have deemed relevant and subject to any matters not disclosed to us, we are of the opinion that the Offering Shares, when issued and delivered by the Company in accordance with the Constitutive Documents and the terms of the executed underwriting agreement referred to in paragraph 6.11 above, and pursuant to the laws of Singapore against payment of the aggregate offering price of the Offering Shares as set forth in the executed underwriting agreement, will be validly issued, fully paid and non-assessable.

E. Qualifications

8.	This opinion is subject to the following qualifications:

8.1.

for the purposes of this opinion, we have assumed that the term “non-assessable” (a term which has no recognised meaning under the laws of Singapore) in relation to the Offering Shares means that holders of such shares, having fully paid up all amounts due on such shares, are under no further personal liability to make payments to the Company or its creditors or contribute to the assets or liabilities of the Company in their capacities purely as holders of such shares;

8.2.

we have not investigated or verified the accuracy or completeness of the facts and information, including any statements of foreign law, or the reasonableness of any assumptions, statements of opinion or intention, contained in the Underwriting Agreement and the documents referred to in paragraph 4 of this opinion. We do not express any opinion as to any matters of fact generally, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the documents described in paragraph 4. In addition, we are not responsible for investigating or verifying whether any material fact has been omitted from such documents;

8.3.

for the ACRA Search, the Court Searches and the Corporate Insolvency Search, we have relied on electronic searches of publicly available records and the records disclosed by such searches may not be complete or up-to-date;

8.4.

we express no opinion as to the validity, binding effect or enforceability of any provision in the Underwriting Agreement or, as to the availability in Singapore of remedies which are available in our jurisdictions; and

8.5.

this opinion is strictly limited to matters stated in this opinion and is not to be construed as extending (by implication or otherwise) to all the documents listed in paragraph 4 of this opinion, or to any other matter or document in connection with, referred to, contemplated by or incorporated by reference, in such documents.

9.	With respect to matters of fact material to this opinion, we have relied on the statements of the responsible officers of the Company.

10.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the current report on Form 8-K (the “Current Report on Form 8-K”) and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not hereby admit and shall not be deemed to admit that we come within the category of persons whose consent is required under Sections 7 and 11 of the Act or to the rules and regulations of the Commission thereunder.

WONGPARTNERSHIP LLP

GSO/KY/LJV/GOSY/ONKC/20202226

23 September 2020

Page: 6

11.

This opinion is only for the benefit of the person to whom it is addressed, subject to the condition that such person accepts and acknowledges that this opinion may not be appropriate or sufficient for such person’s purposes, and is strictly limited to the matters stated in this opinion and is not to be read as extended by implication to any other matter in connection with the Offering, the Registration Statement, the Prospectus Supplement, the Underwriting Agreement or otherwise. Further, except for the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K, this opinion is not to be circulated or disclosed to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable provisions of federal securities law in the United States of America, if any), nor is it to be used or relied upon for any other purpose, or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent.

Yours faithfully

/s/ WongPartnership LLP

WONGPARTNERSHIP LLP